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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2012, with respect to the financial statements of PL Propylene LLC, and our report dated March 5, 2012, with respect to the financial statements of PetroLogistics LP, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-175035) and related Prospectus of PetroLogistics LP.

/s/ ERNST & YOUNG LLP

Houston, Texas
March 30, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm